UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Qualmark Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF QUALMARK CORPORATION
TO BE HELD JUNE 7, 2007
To the Shareholders of QualMark Corporation:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of QualMark Corporation, a Colorado corporation (the “Company”), will be held on June 7, 2007 at 10:00 a.m. MST, at the Company’s administrative offices, 4580 Florence Street, Denver, Colorado for the following purposes:
1.	To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

2.	To consider and vote upon a proposal to approve the appointment GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.	To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.
The close of business on April 30, 2007 has been fixed as the record date for the determination of holders of QualMark Corporation voting stock entitled to notice of, and to vote at, the Annual Meeting, and only shareholders of record at such time will be so entitled to vote.
In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group, present in person or by proxy at the Annual Meeting.
Whether or not you expect to attend the Annual Meeting, holders of QualMark Corporation voting stock should complete, date, and sign the enclosed form of proxy card and mail it promptly in the enclosed envelope.

By Order of the Board of Directors
/s/ Charles D. Johnston

Charles D. Johnston
President and Chief Executive Officer

Date: May 15, 2007
PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

SOLICITATION OF PROXIES
OUTSTANDING CAPITAL STOCK
QUORUM AND VOTING
ACTION TO BE TAKEN AT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1 — ELECTION OF DIRECTORS
BOARD OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR 2006 FISCAL YEAR
OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END
GRANTS OF PLAN-BASED AWARDS FOR 2006 FISCAL YEAR
2006 FISCAL YEAR END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION AT 2006 FISCAL YEAR END
PROPOSAL 2 — APPOINTMENT OF AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS

QUALMARK CORPORATION
4580 Florence Street
Denver, CO 80238
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 7, 2007
SOLICITATION OF PROXIES
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of QualMark Corporation, a Colorado corporation (“QualMark” or the “Company”), for use at the Annual Meeting of Shareholders of the Company to be held on June 7, 2007 at 10:00 a.m. MST at the Company’s administrative offices, 4580 Florence Street, Denver, Colorado and at any and all adjournments of such meeting.
If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as shareholders absent from the Annual Meeting. The proxies will be tabulated and votes counted by ComputerShare Investor Services, Inc. It is anticipated that this Proxy Statement and the accompanying Proxy Card will be mailed to the Company’s shareholders on or about May 15, 2007.
Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.
The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of common stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.
OUTSTANDING CAPITAL STOCK
The record date for shareholders entitled to vote at the Annual Meeting is April 30, 2007. At the close of business on that day, there were 8,808,682 shares of no par value common stock (the “Common Stock”) of the Company outstanding, which are entitled to one vote for each common share.

QUORUM AND VOTING
The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum for each matter voted upon at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. A holder of preferred stock is entitled to one vote, in person or by proxy, for each share of common stock into which its preferred stock is convertible on the record date. Abstentions and broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.
ACTION TO BE TAKEN AT THE MEETING
The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election of each of the five (5) nominees named herein for the office of director of the Company, (ii) FOR the selection of GHP Horwath, P.C., independent registered public accounting firm, as the auditors of the Company for the fiscal year ending December 31, 2007, (iii) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.
Where shareholders appropriately specify how their proxies are to be voted, they will be voted accordingly. If any other matter of business is properly brought before the meeting or any adjournment thereof, the proxy holders may vote the proxies at their discretion on such matters. The directors do not know of any such other matter or business that may come before the meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of April 30, 2007, by each person known by the Company to own beneficially more than five percent (5%) of the outstanding stock of the Company, on an as-converted to Common Stock basis, certain executive officers, each director and director nominee of the Company, and all directors and executive officers as a group. The Company believes that each of such persons has the sole voting and dispositive power over the shares held by him except as otherwise indicated in the footnotes and subject to applicable community property laws. The shares presented in this table are reported on an as-converted to Common Stock basis and assume the conversion of any convertible debt as of April 30, 2007.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class
James L.D. Roser Christopher Roser 4580 Florence Street Denver, CO 80238	4,094,272	(1)	39.4%

The Roser Partnership III, SBIC, LP 1105 Spruce Street Boulder, CO 80302	3,866,027	(2)	37.2%

The Roser Partnership II, LTD 1105 Spruce Street Boulder, CO 80302	172,635	(3)	1.7%

Charles D. Johnston 4580 Florence Street Denver, CO 80238	245,500	(4)	2.4%

William Sanko 4580 Florence Street Denver, CO 80238	100,310	(5)	1.0%

Gregory Leger 4580 Florence Street Denver, CO 80238	33,240	(6)	*

Anthony A. Scalese 4580 Florence Street Denver, CO 80238	25,840	(7)	*

Gerald Laber 4580 Florence Street Denver, CO 80238	19,310	(8)	*

Partners for Growth San Francisco, CA 94105	981,818	(9)	9.4%

All Directors and Executive Officers as a group (7 persons)	4,518,472	(10)	43.5%

*	Less than one percent.

(1)	Includes 3,866,027 shares of Common Stock owned by The Roser Partnership III, SBIC, LP, 172,635 shares of Common Stock owned by The Roser Partnership II, LTD, 2,300 shares of Common Stock directly owned by James Roser , 11,000 shares of Common Stock indirectly owned by Christopher Roser, options to purchase 42,310 shares of Common Stock, which are currently exercisable or become exercisable within 60 days, directly owned by James and Christopher Roser, Mr. James Roser and Mr. Christopher Roser co-manage The Roser Partnership II Ltd. and III, SBIC, LP investment funds, which are shareholders of the Company.

(2)	Includes 3,866,027 shares of Common Stock.

(3)	Includes 172,635 shares of Common Stock.

(4)	Includes options to purchase 244,500 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days, and 1,000 shares of Common Stock.

(5)	Includes options to purchase 97,310 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days, and 3,000 shares of Common Stock.

(6)	Includes options to purchase 27,240 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days, and 6,000 shares of Common Stock.

(7)	Includes options to purchase 25,840 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.

(8)	Includes options to purchase 19,310 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.

(9)	Includes 911,647 shares of as-converted Common Stock from a convertible debt instrument and 70,171 shares of Common Stock.

(10)	Includes options to purchase 456,510 shares of Common Stock which are currently exercisable or become exercisable within 60 days, and 4,061,962 shares of Common Stock.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than ten percent (10%) of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Except as stated below in this paragraph, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2006 and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2006, to the best of the Company’s knowledge, the Company’s directors, officers and holders of more than ten percent (10%) of its Common Stock complied with all Section 16(a) filing requirements except for the following:
     None.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees
Pursuant to the Bylaws, the authorized number of directors of the Company is at least one and not more than seven. Five directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than five persons. If a quorum is present, the five nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF ITS NOMINEES FOR THE BOARD OF DIRECTORS.
     The Board of Directors’ nominees for the office of director are as follows:

Name	Age	Year First Became a Director
Charles D. Johnston(C)(G)(N)	64	2000

James L.D. Roser(G)(N)	80	1999

William Sanko(A)(C)(G)(N)	67	1997

Gerald Laber(A)(G)(N)	63	2004

Christopher Roser(C)(G)(N)	49	2005

(A)	Member of the Audit Committee.
(C)	Member of the Compensation Committee.
(G)	Member of the Corporate Governance Committee.
(N)	Member of the Nominating Committee.
Charles D. Johnston. Mr. Johnston has served as a director of the Company since August 2000, as well as the Company’s President and Chief Executive Officer. Mr. Johnston brings to the Company nearly 30 years of senior management, operations, sales and marketing experience with Philips Electronics and Texas Instruments. From 1992 to July 2000, he was president and CEO of Philips Laser Magnetic Storage, a 250-person, multi-location manufacturer of optical disk drives and tape drives. Between 1976 and 1992, Mr. Johnston held positions of increasing responsibility with several Philips divisions, culminating in a senior vice presidency and general managership of Airpax Corporation.
James L.D. Roser. Mr. Roser has been a director of the Company since December 1999. He received a bachelor’s degree in economics from Bucknell University and an MBA from Harvard University. His early career was in investment banking and portfolio management in New York City from 1952 to 1973. He was a member of the investment-banking department at Smith, Barney & Co. from 1952 to 1962. In 1962 he transferred to Brown Brothers Harriman where he managed private funds. From 1967 to 1973 he was the partner in charge of the investment management department of Cyrus J. Lawrence & Co. Mr. Roser has lived in Boulder, Colorado since 1978, where he has actively participated in small business investments. In 1993 Mr. Roser co-founded the Roser Partnership II and became an early investor in QualMark Corporation through this fund in 1994. James Roser is the father of director Christopher Roser.
William Sanko. Mr. Sanko has been a director of the Company since October 1997. From 1984 to 1996, Mr. Sanko was President and CEO of XEL Communications, Inc., a manufacturer of voice and data products used by telephone companies to provide private line services to businesses. In 1995, XEL was purchased by Gilbert Associates, Inc. Mr. Sanko also serves as Chairman of the Board for Pridemark Paramedics. Mr. Sanko holds a BS degree in Electrical Engineering from Gannon University and an MBA from the University of Connecticut.
Gerald Laber. Mr. Laber spent 33 years with Arthur Andersen, LLP, including over 20 years as an audit partner with extensive experience in auditing public companies and dealing with financial statement disclosure and accounting matters. Mr. Laber is an active member of several Boards of Directors of publicly reporting companies, including; Boulder Specialty Brands (OTC: BSBD), located in Englewood, Colorado and Scott’s Liquid Gold, Inc. (OTCBB: SLGD.OB) located in Denver, Colorado. Mr. Laber is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Laber is a CPA and holds a BS in Business Administration, with a major in accounting, from the University of South Dakota.
Christopher Roser. Mr. Roser graduated from the University of Colorado in 1981 with a BA in Economics, and he received an MBA in Finance from New York University’s Graduate School of Business Administration in 1984. He was employed as a staff public accountant, providing auditing and consulting services for small businesses, with Main Hurdman KMG from 1982 to 1984. Mr. Roser worked as a securities analyst in emerging growth stocks from 1985-1986 for Equity Research Associates, a subsidiary of Ladenburg, Thalmann & Co., a Member of the New York Stock Exchange. From 1986 to 1987 he was an associate with Ladenburg in the corporate finance department. Since 1987, Mr. Roser has been a General Partner of The Roser Partnership, Ltd., The Roser Partnership II, Ltd. and The Roser Partnership III Ltd., LLP. Mr. Roser participated in the early stage financing of Hauser Inc. in 1988, Carrier Access Co. 1998 (CACS-NASD), Confertech International in 1989, acquired by Frontier Corp, Advanced Forming Technology in 1988, purchased by Precision Castparts Corp., (PCP — NYSE) and Evergreen Wireless in 1993, purchased by Chancellor Media. He currently serves on the board of four private companies. Mr. Roser co-manages The Roser Partnership II Ltd. and III, SBIC, LP investment funds, which are shareholders that represent more than 10% ownership of the Company. Christopher Roser is the son of director James Roser.
BOARD OF DIRECTORS
The current members of the Board of Directors are: Charles D. Johnston, James L.D. Roser, William Sanko, Gerald Laber and Christopher Roser. Information concerning the members of the Board is provided above under the Section entitled “Election of Directors.”
During the fiscal year ended December 31, 2006, there were six meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

Except as disclosed above in the Section entitled “Election of Directors,” none of the directors hold directorships on other Boards of Directors of other companies required to report under the Securities Exchange Act of 1934.
None of the directors have been involved in any legal proceedings during the past five years that are material to an evaluation of his ability or integrity.
Director Compensation
Directors of the Company who are not also employees of the Company are reimbursed for all out-of-pocket expenses incurred in attending each meeting or committee meeting of the Board of Directors. In consideration of their service as directors, each non-employee director, is compensated $2,500 for each meeting physically attended, and $1,000 if attended via telephone. The Compensation Committee Chairman and Audit Committee Chairman receive a $2,500 and $5,000 yearly stipend for service, respectively.
Also, each non-employee director has been granted stock options to purchase shares of Common Stock under the 1996 and 2005 Stock Option Plans. In May 2006, non-employee directors James Roser, William Sanko, Gerald Laber were each granted stock options to purchase 7,000 shares of Common Stock at $2.05 per share which vest ratably on an annual basis over a three-year vesting period. The exercise prices of all such options were equal to the fair market value of the Common Stock on the date of grant. All director options have a term not to exceed ten-years from their grant date. The amounts shown in the Stock Options Awards column represent the accounting expense that was recognized in 2006 under the Financial Accounting Standards Board (“FASB”) SFAS 123(R).
During 2006 the following compensation was issued:

	Fees Earned and	Stock Option
Name	Paid in Cash	Awards (1)		Total ($)
William Sanko Chairman of the Board of Directors Compensation Committee Chairman	$22,000	$1,800	(2)	$23,800

Gerald Laber Audit Committee Chairman	$33,500	$1,800	(2)	$35,300

Christopher Roser	$9,500	$1,800	(2)	$11,300

James Roser	$4,000	$1,800	(2)	$5,800

(1)	Each of the stock options granted vest ratably on an annual basis over a three-year vesting period, which expire within a ten year period from the grant date. Stock options granted were estimated as of the date of grant using a Black-Scholes option-pricing model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is contained within the Company’s 2006 Annual Report on Form 10-KSB.

(2)	Reflects the 2006 FASB SFAS 123(R) expense associated with an award of 7,000 stock options.

Committees of the Board of Directors
The Company has an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee.
Audit Committee:
The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the independent registered public accounting firm the corporate accounting practices and policies, (iii) reviewing with the independent registered public accounting firm their final report, and (iv) being available to the independent registered public accounting firm during the year for consultation purposes. The members of the Audit Committee are Gerald Laber and William Sanko, who are independent directors as defined by NASD Rule 4200(a)(15). The Audit Committee met nine times in the fiscal year ended December 31, 2006. All Audit Committee member directors attended at least 75% of the meeting held.
Compensation Committee:
The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The members of the Compensation Committee are William Sanko, Christopher Roser, and Charles Johnston. The Compensation Committee met one time in the fiscal year ended December 31, 2006. All Compensation Committee member directors attended at least 75% of the meeting held.
Ad Hoc Corporate Governance Committee:
The current members of the Corporate Governance Committee are William Sanko, Christopher Roser, James Roser, Gerald Laber and Charles Johnston. The Corporate Governance Committee has been reviewing the corporate governance policies and practices. This includes comparing current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company expects to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. We will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 (the “Act”) and any rule changes made by the Securities and Exchange Commission.
Nominating Committee:
The current members of the Nominating Committee are William Sanko, Christopher Roser, James Roser, Gerald Laber and Charles Johnston. With the exception of Charles Johnston, James Roser and Christopher Roser, all of the members of the Nominating Committee are independent as defined in NASD Rule 4200(a)(15). The Committee does not have a formal, written charter. The principal functions of this Committee are; (i.) assisting the Board of Directors in identifying, evaluating and nominating candidates to serve as members of the Board of Directors, (ii.) recommending director nominees for the next annual meeting of stockholders to the Board of Directors, and (iii.) reviewing and making recommendations to the Board of Directors regarding the composition and operations of the Board and its committees. The Nominating Committee will generally identify nominees based upon suggestions by other Board members, management members, and/or stockholders, and evaluate those persons on its own. The Company’s Board member selection criteria generally include integrity, a high level of education and/or business experience, broad-based business acumen, an understanding of the Company’s business and industry, strategic thinking and a willingness to share their ideas, network of contacts and diversity of experience, expertise and background. The Committee will use these and other criteria to evaluate potential nominees. The Committee generally considers re-nomination of incumbent directors provided they continue to meet the qualification criteria. The Committee does not evaluate proposed nominees differently depending upon who has made the proposal. To date, the Company has not paid a third-party fee to assist in this process. The Nominating Committee will consider, and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of those proposals. The Committee will review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a candidate for committee consideration, the stockholder should send the name of the recommended candidate for director, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of the Company’s Common Stock to the attention of QualMark Corporation, Attn. Anthony Scalese, Secretary, 4580 Florence Street, Denver, Colorado 80238 at least six months before the next annual meeting to assure time for meaningful consideration by the Committee. For additional nominating requirements, please see “Shareholder Proposals” below. To date, no candidates have been submitted by any stockholders for the upcoming annual meeting.
Security Holder Communication with Board Members
Any holder of our securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to our investor relations department at our executive offices as identified in this proxy statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:
•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder, and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.
Our investor relations department will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. Our investor relations department may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the company or any of its operating units. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.
Audit Committee Report
The Board of Directors maintains an Audit Committee comprised of two of the Company’s outside directors, Gerald Laber and William Sanko.
On July 30, 2002, the Sarbanes-Oxley Act of 2002 (the “Act”) was signed into law. At various Audit Committee meetings thereafter, the committee met with representatives of management, legal counsel, and our independent auditors. During those meetings, we furthered our understanding of the provisions of the Act, and will continue to consult with the experts to ensure the Company is compliant with the Act.

Our Board of Directors has determined that for year ended December 31, 2006, Gerald Laber, Chairman of the Audit Committee, was an Audit Committee financial expert as defined by Item 401(e) of Regulation S-B of the Exchange Act and is independent, as that term is used in Item 7(d)(e)(iv) of Schedule 14A under the Exchange Act.
The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements. Since the effective date of the Act, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. The Board has adopted a written Charter of the Audit Committee, which was attached as an appendix to the 2002 proxy statement. The Board intends to amend its Audit Committee Charter, if necessary, to comply with any final rules or regulations promulgated by the SEC in response to the mandates of the Act.
Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by us to render audit or non-audit services, the engagement is approved by our audit committee. The Audit Committee approval process includes the presentation, review, discussion and final approval of all audit or non-audit services engaged with the independent registered public accounting firm.
The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board, Standard No. 1.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The committee meets with the independent registered public accounting firm to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee met nine times in the fiscal year ended December 31, 2006.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board, and the board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Fees
Audit fees and related expenses billed by GHP Horwath, P.C. for the fiscal years ended December 31, 2006 and 2005 were $79,1503 and $63,033. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements, such as audit and review services as well as consent and review of documents filed with the Commission.
Audit-related Fees
Audit-related fees and expenses billed by GHP Horwath, P.C. for the fiscal years ended December 31, 2006 and 2005 were $18,165 and $6,545. Audit-related fees and expenses included fees related to the audit of Ling Electronics, which was acquired by the Company in December 2005.
Tax Fees
Tax fees and related expenses expected to be billed and billed by GHP Horwath, P.C. for the fiscal years ended December 31, 2006 and 2005 were $12,000 and $16,200. These fees were for tax return preparation.
All Other Fees
There were no fees billed or other services performed by GHP Horwath, P.C., for either of the fiscal years ended December 31, 2006 or 2005.
Prior to engaging the independent accountant, the Audit Committee determined that the provision of all of the services covered by the two preceding paragraphs was compatible with maintaining the principal accountant’s independence for the Company pursuant to Rule 2-01 of Regulation SX.
Submitted by the Audit Committee.
Gerald Laber, Audit Committee Chairman
William Sanko, Audit Committee Member

EXECUTIVE OFFICERS
     The following persons are the executive officers of the Company:

Name	Position

Charles D. Johnston	President and Chief Executive Officer

Jeffrey Hale	Vice President of Sales and Marketing

Gregory S. Leger	Vice President of Technical Services – Ling Electronics

Anthony A. Scalese	Chief Financial Officer
Information concerning the business experience of Mr. Johnston is provided under the section entitled “Proposal I — Election of Directors.”
Jeffrey Hale 45. Mr. Hale joined the Company as Vice President of Sales and Marketing in June 2006. Mr. Hale has held senior level sales and marketing positions over the past 20 years for companies such as Path 1 Network Technologies, Ciena Corporation, Akara Corporation, ADC Telecommunications, Nortel Networks, Lucent Technologies, AT&T Network Systems and Bell Laboratories. Mr. Hale holds an M.S. degree in Electrical Engineering from Stanford University, as well as an MBA and B.S. degree in Electrical Engineering from the University of New Mexico.
Gregory S. Leger 45. Mr. Leger joined the Company as Vice President of Technical Services in October 2001. In January 2006, Mr. Leger transferred to the Company’s subsidiary, Ling Electronics, as Vice President of Technical Service. Mr. Leger brings 10 years of senior management experience within the electronic and mechanical industrial markets. From 1995 to 2001 Mr. Leger was the sustaining engineering manager for Plasmon Laser Magnetic Storage, formerly Philips LMS. Mr. Leger has a B.S. degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a MS degree from University of New Mexico in Mechanical Engineering.
Anthony A. Scalese, 33. Anthony Scalese joined the Company in February 2000 as Corporate Controller, to oversee all accounting, finance and administrative functions. In May of 2001, Mr. Scalese was appointed Vice President of Finance and Administration and Secretary of the Company, and subsequently on March 24, 2003 appointed Chief Financial Officer. Mr. Scalese has held various financial management positions over the past ten years in both corporate and public accounting, for companies such as Coca-Cola Enterprises and Foundation Health Systems. Mr. Scalese is an active CPA and holds a B.S. degree in Accounting from Colorado State University-Pueblo and an MBA from the University of Colorado.
     All executive officers are appointed by the Board of Directors and serve at the Board’s discretion.

EXECUTIVE COMPENSATION
The following table sets forth the compensation paid for the fiscal year ended December 31, 2006 to the Chief Executive Officer, Chief Financial Officer and two other executive officers of the Company who were paid more than $100,000 in salary and bonus during the year ended December 31, 2006 (the “Named Executive Officers”). The amounts shown in the Stock Options Awards column represent the accounting expense in 2006 that was recognized under the FASB SFAS 123(R).
Compensation Discussion and Analysis
Executive Compensation Objectives
The Company’s compensation program is designed to meet the following principal objectives:
•	Attract, retain and reward executive officer who contribute to the long-term success of the Company

•	Align compensation with short- and long-term objectives

•	Motivate and reward high levels of individual and team performance
These objectives seek to link compensation to overall Company performance, which helps to ensure the interests of executives are aligned with shareholders. These objectives serve as guiding principles in compensation program design and policy development and are reviewed each year by the Compensation Committee of our Board of Directors, which oversees the executive compensation program, and approved by the Company’s Board of Directors.
Components of Executive Compensation
The principal components of compensation for our Chief Executive Officer, Chief Financial Officer and other most highly compensated Named Executive Officers are:
•	Base salary

•	Financial performance and strategic performance-based annual cash bonus

•	Long-term equity incentives

•	Other benefits
The Compensation Committee determined all compensation for each Named Executive Officer for the 2006 fiscal year. As in prior years, the Committee’s decisions regarding executive compensation during the 2006 fiscal year were based primarily upon its assessment of each Named Executive Officer’s leadership performance and potential to enhance long-term stockholder value. The Committee relies upon judgment and not upon rigid guidelines, formulas or short-term changes in our stock price in determining the amount and mix of compensation elements for each Named Executive Officer. Key factors that the Committee considered included the nature and scope of the Named Executive Officers’ responsibilities, their effectiveness in leading initiatives to increase Company sales growth, earnings per share, customer satisfaction, and success in creating a culture of integrity and compliance with applicable law and ethics policies. The Compensation Committee believes that the executive compensation current mix of compensation components is effective in achieving the Company’s objectives.

Base Salary
Base salary is the fixed component of an executive’s annual cash compensation and is set with the goal of attracting talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. Changes in base salary are typically considered based on individual performance during our annual performance review process, as well as in the event of promotion or change in responsibilities.
Financial Performance and Strategic Performance-Based Annual Cash Bonus
The performance-based cash incentive program provides cash incentives for the Company’s executives to focus on annual financial and operating results, as well as individually established strategic objectives and enables total cash compensation to remain competitive within the marketplace for executive talent. Each Named Executive Officer has a target bonus award for each plan year. Target bonus awards are expressed as a percentage of the actual base salary paid to the Named Executive Officer during that plan year. The percentages are determined by the Compensation Committee based upon the Named Executive Officer’s job level and responsibilities and may vary for different officers or business units.
Long-Term Equity Incentives
The Company’s long-term equity incentives reward the achievement of long-term business objectives that benefit the Company’s stockholders and help the Company retain a successful and tenured management team, through the award of stock options. Long-term equity incentives are awarded at the discretion of the Compensation Committee, as further approved by the Board of Directors.
Other Benefits
For each plan or policy described below that requires payment of periodic premiums or other contributions, the Company generally pays such premiums or other contributions for the benefit of each Named Executive Officer.
•	Executive Life Insurance Plan. The Named Executive Officers are covered by a life insurance plan that provides coverage of $100,000 on a pre-retirement basis, as long as the Named Executive Officer is employed with the Company.

•	Supplemental Short- and Long-Term Disability. If a Named Executive Officer should become disabled; caused by accidental injury, sickness or pregnancy and unable to work for a period greater than 14 days, the short-term disability benefit will provide a level of income of up to 60% of the first $833 of the Named Executive Officer’s pre-disability earnings, reduced by deductible income, not to exceed $500 per week. The maximum short-term disability benefit period is 26 weeks minus the length of the benefit waiting period. If a Named Executive Officer should become disabled and unable to work for a period lasting more than 180 days, the long-term disability benefit will provide a level of income not covered by our short-term disability plan. This benefit will provide a level of income of up to 60% of the first $8,333 of the Named Executive Officer’s pre-disability earnings, reduced by deductible income, not to exceed $5,000 per month. The maximum lifetime long-term disability benefit period is 24 months.

Related Policies and Considerations
Employment, Termination of Employment and Change-In-Control Agreements
The Company has not entered into any employment agreements with any of Named Executive Officers, except the Chief Executive Officer, Charles Johnston, which is described under the heading “Potential Payments Upon Termination or Change-in-Control” later in this proxy statement.
Accounting Implications
The compensation that is paid to the Named Executive Officers is expensed in the Company’s financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. Beginning with the 2006 fiscal year, the Company began accounting for stock-based compensation under our 1996 and 2005 Qualmark Stock Option Plans in accordance with the requirements of FASB SFAS 123(R).
Compensation Committee Report
The Board of Directors maintains a Compensation Committee comprised of two of the Company’s outside directors, William Sanko and Christopher Roser, and the President and Chief Executive Officer, Charles Johnston.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.
Submitted by the Compensation Committee.
William Sanko, Compensation Committee Chairman
Christopher Roser, Compensation Committee Member
Charles Johnston, Compensation Committee Member

SUMMARY COMPENSATION TABLE FOR 2006 FISCAL YEAR

				Stock
				Option		All Other
Name and		Salary	Bonus	Awards		Compensation		Total
Principal Position	Year	($)	($)	($)(1)		($)		($)

Charles D. Johnston, President and Chief Executive Officer	2006	250,000	38,250	46,600	(6)	23,600	(2)	358,450

Jeffrey Hale, Vice President of Sales and Marketing	2006	150,000	7,500	1,200	(6)	31,000	(3)	189,700

Gregory S. Leger, Vice President of Technical Services- Ling Electronics	2006	150,000	3,000	6,000	(6)	28,100	(4)	187,100

Anthony A. Scalese, Chief Financial Officer	2006	135,000	14,000	14,500	(6)	17,700	(5)	181,200

(1)	Each of the stock options granted vest ratably on an annual basis over a three-year vesting period, which expire within a ten year period from the grant date for Mr. Johnston and expire within a seven year period from the grant date for other Named Executive Officers. Stock options granted were estimated as of the date of grant using a Black-Scholes option-pricing model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is contained within our 2006 Annual Report on Form 10-KSB..

(2)	Includes $15,000 for an automobile and housing allowance, $1,300 for Company 401(k) contributions, $6,900 for Company paid health insurance, $200 for Company paid short and long term disability and $200 for Company paid life insurance.

(3)	Includes $26,000 for sales commission, $900 for Company 401(k) contributions, $3,900 for Company paid health insurance, $100 for Company paid short and long term disability and $100 for Company paid life insurance.

(4)	Includes $15,000 for the reimbursement of moving and relocation expenses, $700 for Company 401(k) contributions, $12,000 for Company paid health insurance, $200 for Company paid short and long term disability and $200 for Company paid life insurance.

(5)	Includes $7,200 for the reimbursement of education related expenses, $800 for Company 401(k) contributions, $9,300 for Company paid health insurance, $200 for Company paid short and long term disability and $200 for Company paid life insurance.

(6)	Reflects the 2006 FASB SFAS 123(R) expense associated with awards of stock options.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END
The following table sets forth summary information regarding the outstanding equity awards granted to each of the Named Executive Officers as of the end of the 2006 fiscal year.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Options	Options
Name and	Options	Options		Exercise	Expiration
Principal Position	Exercisable(#)	Unexercisable(#)		Price($)	Date

Charles D. Johnston	7,000	—		1.50	4/20/11
President and Chief	100,000	—		2.75	7/27/10
Executive Officer	50,000	—		1.08	8/30/11
	7,000	—		2.55	8/18/12
	10,000	—		0.70	3/24/13
	7,000	—		0.60	3/24/13
	7,000	—		1.40	4/15/14
	—	150,000	(1)	1.77	1/27/16
	7,000	—		1.50	4/19/12

Jeffrey C. Hale	—	8,000	(2)	1.85	7/21/13
Vice President of Sales and Marketing

Gregory S. Leger	10,000	—		1.25	8/1/08
VP of Technical	2,000	—		1.50	4/19/09
Services	2,000	—		0.60	3/24/10
Ling Electronics	1,320	680	(3)	1.40	4/15/11
	9,240	4,760	(4)	1.40	7/16/11
	2,000	—		2.55	8/18/12

Anthony A. Scalese	10,000	—		3.28	5/12/07
Chief Financial	2,000	—		2.55	8/18/12
Officer	—	30,000	(5)	1.77	1/27/13
	680	—		1.50	4/20/08
	2,000	—		1.50	4/19/09
	1,340	—		0.60	3/24/10
	1,320	680	(6)	1.40	4/15/11
	7,920	4,080	(7)	1.40	7/16/11

(1)	Stock options vest at a rate of 33% per year, beginning January 2007.

(2)	Stock options vest at a rate of 33% per year, beginning July 2007.

(3)	Stock options vest at a rate of 33% per year, which began April 2005.

(4)	Stock options vest at a rate of 33% per year, which began July 2005.

(5)	Stock options vest at a rate of 33% per year, beginning January 2007.

(6)	Stock options vest at a rate of 33% per year, which began April 2005.

(7)	Stock options vest at a rate of 33% per year, which began July 2005.

GRANTS OF PLAN-BASED AWARDS FOR 2006 FISCAL YEAR
The following table sets forth summary information regarding grants of plan-based awards made to the Named Executive Officers as of the end of the 2006 fiscal year.

			All Other
			Option		Grant
			Awards:		Date
			Number of	Base Price	Fair
			Securities	of Option	Value of
Name and	Grant	Board	Underlying	Awards	Option
Principal Position	Date	Approval Date	Options (#)	($/sh)	Awards

Charles D. Johnston	1/27/06	1/27/06	150,000	$1.77	$152,000

President and Chief Executive Officer

Jeffrey C. Hale	7/21/06	7/21/06	8,000	$1.85	$8,500
Vice President of Sales and Marketing

Anthony A. Scalese	1/27/06	1/27/06	30,000	$1.77	$30,500
Chief Financial Officer
Accelerated Vesting of Awards
Under certain circumstances the vesting of stock option awards may be accelerated. The following vesting circumstances apply to all associates, including the Named Executive Officers, eligible to receive equity awards:
•	Change-in-Control. In the event (i) the Company is merged with another corporation or entity and the Company is not the surviving corporation; (ii) all or substantially all of the assets of the Company are acquired by another person, or (iii) shares representing more than 50% of the total combined voting power of the Company are transferred to a person in one or more related transactions, then all options, to the extent not previously exercised, will terminate upon consummation of such a transaction. The Board of Directors may, in its sole discretion, with notice accelerate the vesting of all or any portion of any unexercised options so that such options become exercisable on the day before the consummation of such transactions.

•	Death or Disability. If an associate or Named Executive Officers employment is terminated due to death or disability, any options to the extent then exercisable shall remain exercisable for a period of twelve months after termination.

2006 FISCAL YEAR END OPTION VALUES
As of the end of our 2006 fiscal year, the total value of each of the Named Executive Officers unexercised vested and unvested in-the-money options, representing the difference between the applicable exercise price and the fair market value of the Company’s common stock on December 31, 2006, which was $1.45, are as follows:

Name and Principal
Position	Vested	Unvested

Charles D. Johnston	$32,300	$—
President and Chief Executive Officer

Jeffrey C. Hale	$—	$—
Vice President of Sales and Marketing

Gregory S. Leger	$4,200	$300
VP of Technical Services Ling Electronics

Anthony A. Scalese	$1,600	$200
Chief Financial Officer
Potential Payments Upon Termination or Change-in-Control
The tables below show the estimated incremental value transfer to each Named Executive Officer under various scenarios relating to a termination of employment. The tables below and the discussion that follows assume that such termination occurred on December 31, 2006. The actual amounts that would be paid to any Named Executive Officer can only be determined at the time of an actual termination of employment and would vary from those listed below.

				Termination
			Termination	Following
		Termination	without	Change in	Death or
Name and Principal Position	Retirement	for Cause	Cause	Control	Disability

Charles D. Johnston
Cash Severance Payment	$—	$—	$250,000	$250,000	$—
Value of Accelerated Vesting of Equity Compensation	$—	$—	$32,300	$32,300	$32,300
Life Insurance Payout	$—	$—	$—	$—	$100,000
Continuation of Benefits (Disability)	$—	$—	$—	$—	$132,000
Earned Vacation	$27,000	$27,000	$27,000	$27,000	$27,000

Total	$27,000	$27,000	$309,300	$309,300	$291,300

Jeffrey C. Hale
Cash Severance Payment	$—	$—	$—	$—	$—
Value of Accelerated Vesting of Equity Compensation	$—	$—	$—	$—	$—
Life Insurance Payout	$—	$—	$—	$—	$100,000
Continuation of Benefits (Disability)	$—	$—	$—	$—	$132,000
Earned Vacation	$4,700	$4,700	$4,700	$4,700	$4,700

Total	$4,700	$4,700	$4,700	$4,700	$236,700

Gregory S. Leger
Cash Severance Payment	$—	$—	$—	$—	$—
Value of Accelerated Vesting of Equity Compensation	$—	$—	$—	$4,500	$4,500
Life Insurance Payout	$—	$—	$—	$—	$100,000
Continuation of Benefits (Disability)	$—	$—	$—	$—	$132,000
Earned Vacation	$13,500	$13,500	$13,500	$13,500	$13,500

Total	$13,500	$13,500	$13,500	$18,000	$250,000

Anthony A. Scalese
Cash Severance Payment	$—	$—	$—	$—	$—
Value of Accelerated Vesting of Equity Compensation	$—	$—	$—	$1,800	$1,800
Life Insurance Payout	$—	$—	$—	$—	$100,000
Continuation of Benefits (Disability)	$—	$—	$—	$—	$132,000
Earned Vacation	$14,300	$14,300	$14,300	$14,300	$14,300

Total	$14,300	$14,300	$14,300	$16,100	$248,100

Retirement or Resignation
In the event of a retirement or resignation, the Named Executive Officer is entitled to only salary and vacation earned.

Termination for Cause
In the event of a termination for cause, the Named Executive Officer is entitled to only salary and vacation earned.
Termination without Cause or Resignation for Good Reason—Severance Benefits Agreements
The Company has entered into a severance benefit agreement with the President and Chief Executive Officer, Charles Johnston, that provides compensation following a termination without cause or resignation for good reason. The circumstances constituting cause or good reason are specifically described in the severance benefits agreements for Mr. Johnston. In general,
•	a termination will be for cause if Mr. Johnston has willfully failed to perform his duties, breached any confidentiality or non-compete agreement with the Company, or engaged in misconduct that harms the Company; and

•	Mr. Johnston will have good reason to resign if the Company significantly diminishes his authority or responsibilities, reduce his salary or eligibility for bonus and other benefits.
Under the severance benefits agreements, following termination of Mr. Johnston’s employment without cause or Mr. Johnston’s resignation for good reason:
•	Mr. Johnston is entitled to continuation of salary for 12 months

•	Mr. Johnston is entitled to immediate vesting of equity compensation

•	Mr. Johnston is entitled to earned but not yet paid vacation
Death or Disability
If the termination is due to the Named Executive Officer’s death, his beneficiaries or estate would be entitled to a lump sum payment from the Company’s life insurance carrier, as well as any remaining earned but not yet paid vacation. Any options to the extent then exercisable shall remain exercisable for a period of twelve months after termination.
If the termination is due to the Named Executive Officer’s disability, the Named Executive Officer would be entitled to receive disability payments from our short- and long-term disability carriers. Short- and long-term disability coverage is generally designed to replace 60% of the Named Executive Officer’s compensation up to $132,000.
EQUITY COMPENSATION PLAN INFORMATION AT 2006 FISCAL YEAR END

Number of
	Securities To be		Number of Securities
	Issued upon		Remaining Available
	Exercise of	Weighted Average	for Future Issuance
	Outstanding	Exercise Price of	Under Equity
Plan Category	Options	Outstanding Options	Compensation Plans

Equity compensation plans approved by security holders	861,360 (1)	1.84	49,500

(1)	Issued pursuant to our 1996 and 2005 Qualmark Stock Option Plan.

Certain Relationships and Related Transactions — None
PROPOSAL 2 — APPOINTMENT OF AUDITORS
The Board of Directors has appointed the firm of GHP Horwath, P.C., independent registered public accounting firm, as the auditors of the Company for the fiscal year ending December 31, 2007, and is asking the shareholders to ratify this selection. The Company is not required to seek shareholder approval of this engagement under applicable law or the Company’s charter documents, but is submitting this matter to a shareholder vote as a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this engagement, although it will retain the discretion to take whatever action (or inaction) it deems to be in the best interest of the Company and its shareholders. If the engagement is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interest of the Company and its shareholders. A representative of GHP Horwath, P.C. is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.
GHP Horwath, P.C has audited the Company’s financial statements since the Company’s 2002 fiscal year.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF THE FIRM OF
GHP HORWATH, P.C.
SHAREHOLDER PROPOSALS
Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the 2007 annual meeting of shareholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company’s principal executive offices no later than the close of business on December 14, 2007.
Under the rules promulgated by the Securities and Exchange Commission, stockholder proposals not included in the Company’s proxy materials for its 2007 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Exchange Act of 1934, as amended, will be considered untimely if notice thereof is received by the Company after April 15, 2008. Management will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in the Company’s proxy materials for the 2008 Annual Meeting of Stockholders unless the Company receives notice thereof by April 15, 2008 and the conditions set forth in Rule 14a-4(c)(2)(i) — (iii) under the Exchange Act of 1934 are met.

OTHER MATTERS
All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent (5%) of the Stock of the Company, on an as-converted to Common Stock basis, is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.
The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2006, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.
The Company will furnish without charge a copy of its Annual Report on Form 10-KSB, including the financial statements, for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any shareholder (including any beneficial owner) upon written request to Anthony A. Scalese, CFO, 4580 Florence Street, Denver, Colorado 80238.

QUALMARK CORPORATION PROXY
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD JUNE 7, 2007
The undersigned hereby constitutes, appoints, and authorizes Charles D. Johnston and Anthony A. Scalese, as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned’s shares of the voting stock of QualMark Corporation, a Colorado corporation, at the Annual Meeting of the Shareholders to be held June 7, 2007, at the Company’s administrative offices, 4580 Florence Street, Denver, Colorado, at 10:00 a.m. MST, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated May 15, 2007, receipt of which is hereby acknowledged.
1.	Approval of the election of each of the five nominees named herein for the office of director to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

☐	For all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all listed below
     (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below.)
Charles D. Johnston, James L.D. Roser, William Sanko, Gerald Laber and Christopher Roser
2.	Approval of the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.
☐ FOR                ☐ AGAINST
3.	The Proxy is authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournments thereof.
The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.
DATED: ________________________, 2007

Signature(s) of Shareholder(s)

Signature(s) of Shareholder(s)
Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUALMARK CORPORATION
PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE.
THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.